                                                                  EXHIBIT (C)(2)


                               [LOGO/LETTERHEAD]


October 8, 2001

ARV Chandler Villas, LP
c/o ARV Assisted Living, Inc.
245 Fischer Avenue, Suite D-1
Costa Mesa, CA  92626

Attention: Mr. Abdo Khoury

Re:   Chandler Villas
      101 South Yucca Street
      Chandler, Arizona 85224
      SLVS File No. 01-10-82

Mr. Khoury:

In accordance with your request, we have conducted the required investigation, gathered the necessary data and made certain analyses that have enabled us to form an opinion of the market value of the above captioned senior housing property. This full narrative appraisal report has been prepared to be in compliance with the requirements of the Uniform Standards of Professional Appraisal Practice. This is a complete, self contained narrative appraisal report.

The value stated herein is based on our understanding of the site and improvement descriptions as represented to us by the client and/or the client's representatives and professional consultants as well as other available sources. It is your responsibility to read this report and inform the appraiser of any errors of omissions you are aware of prior to utilizing it.

MARKET VALUE AS IS @ 8/31/01

Based on an inspection of the property and the investigation and analysis undertaken, we have formed the opinion, subject to the assumptions and limiting conditions set forth in this report, that as of August 31, 2001, the market value of the fee simple total going concern interest of the subject as is, is

             FIVE MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND DOLLARS
                                  ($5,725,000)

Mr. Abdo Khoury
October 8, 2001
Page 2

The appraisal report that follows sets forth the identification of the property and limiting conditions, pertinent facts about the areas and the subject property, comparable data, result of our investigation and analyses and the reasoning leading to the conclusions set forth. Please feel free to call me at
(415) 788-4295 should you have any questions.



Respectfully submitted,

SENIOR LIVING VALUATION SERVICES, INC.




Michael G. Boehm, MAI, CRE
President

                                 CHANDLER VILLAS
                         DISCOUNTED CASH FLOW VALUATION


                                          Projected Net         Discount Factor --
           Period                            Income                  14.0%(2)          Discounted Value
-------------------------------------------------------------------------------------------------------
MARKET VALUE AS IS @ 8/31/01
1 -- (10/01 -- 9/02)                       $   694,483                0.8772              $  609,196
2 -- (10/02 -- 9/03)                       $   712,316                0.7695              $  548,104
3 -- (10/03 -- 9/04)                       $   733,686                0.6750              $  495,217
4 -- (10/04 -- 9/05)                       $   755,697                0.5921              $  477,433
5 -- (10/05 -- 9/06)                       $   778,367                0.5194              $  404,260
6 -- (10/06 -- 9/07)                       $   801,718/.125
Capitalized Value @ 10/06                  $ 6,221,335(1)             0.5194              $3,231,167
                                                                                          ----------
Total Discounted Value @ 8/31/01                                                          $5,735,377
                                                                                          ==========
                                                                      Called              $5,725,000
                                                                                          ==========
                                                                     Per Unit             $   34,909







NOTES:

(1)    Capitalized value of reversion less 3% sales transaction charge.

(2) 12.0% overall capitalization rate plus 3% cash flow growth rate less 100 basis points = 14.0% discount rate.

                                 CHANDLER VILLAS
                           PRO FORMA INCOME & EXPENSE


                                                                    Period 1            Period 2           Period 3
                                                                  (10/01-9/02)        (10/02-9/03)       (10/03-9/04)
                                                                  -----------         -----------        -----------
Average Net Occupancy                                                    94.0%               94.0%              94.0%

Revenues-
129 1BR ACLF Units @ $1,342/Mo. (avg.)                            $ 2,108,577         $ 2,171,835        $ 2,236,990
35 2BR ACLF Units @ $1,701/Mo. (avg.)                                 725,136             746,890            769,297
35 AL Surcharges @ $593/Mo. (avg.)                                    249,060             256,532            264,228
                                                                  -----------         -----------        -----------

Gross Potential Rent Income                                       $ 3,082,774         $ 3,175,257        $ 3,270,514

Plus:  Double Occupancy Fees                                      $    51,120         $    52,654        $    54,233
Plus:  Other Income                                               $    30,828         $    31,753        $    32,705
                                                                  -----------         -----------       ------------

Gross Potential Income                                            $ 3,164,721         $ 3,259,663        $ 3,357,453

Less:  Vacancy & Collection Losses                                $  (186,816)        $  (195,580)       $  (201,447)
                                                                  -----------         -----------        -----------

Effective Gross Income                                            $ 2,977,905         $ 3,064,083        $ 3,156,006

Expenses-                                     % EGI

          Real Estate Taxes                         -             $    64,740         $    66,682        $    66,683
          Insurance                             2.0%                   59,558              61,345             63,185
          Management                            5.0%                  148,895             153,204            157,800
          Administration                       10.0%                  297,791             306,724            315,926
          Activities                            2.0%                   59,558              61,345             63,185
          Marketing                             3.0%                   89,337              92,017             94,778
          Plant Operations                     12.5%                  372,238             383,405            394,907
          Housekeeping                          3.0%                   89,337              92,017             94,778
          Dietary                             $12.50/PRD              703,355             724,456            746,189
          Assisted Living                     $25.00/PRD              300,213             309,219            318,495
          Replacement Reserves               $600/Unit                 98,400             101,352            104,393
                                                                  -----------         -----------        -----------

Total Expenses                                                    $ 2,283,422         $ 2,351,767        $ 2,422,320
                                                                        (76.7)%             (76.8)%            (76.8)%

Projected Net Income Before Debt Service                          $   694,483         $   712,316        $   733,686
                                                                  ===========         ===========        ===========


                                                                     Period 4            Period 5            Period 6
                                                                   (10/04-9/05)        (10/05-9/06)        (10/06-9/07)
                                                                  ------------         -----------         -----------
Average Net Occupancy                                                     94.0%               94.0%               94.0%

Revenues-
129 1BR ACLF Units @ $1,342/Mo. (avg.)                             $ 2,304,099         $ 2,373,222         $ 2,444,419
35 2BR ACLF Units @ $1,701/Mo. (avg.)                                  792,376             816,147             840,632
35 AL Surcharges @ $593/Mo. (avg.)                                     272,155             280,319             288,729
                                                                  ------------         -----------         -----------

Gross Potential Rent Income                                        $ 3,368,630         $ 3,469,689         $ 3,573,779

Plus:  Double Occupancy Fees                                       $    55,860         $    57,536         $    59,262
Plus:  Other Income                                                $    33,686         $    34,697         $    35,738
                                                                  ------------         -----------         -----------

Gross Potential Income                                             $ 3,458,176         $ 3,561,922         $ 3,668,779

Less:  Vacancy & Collection Losses                                 $  (207,491)        $  (213,715)        $  (220,127)
                                                                   -----------         -----------         -----------

Effective Gross Income                                             $ 3,250,686         $ 3,348,206         $ 3,448,653

Expenses-                                     % EGI

          Real Estate Taxes                         -              $    70,743         $    72,865         $    75,051
          Insurance                             2.0%                    65,081              67,033              69,044
          Management                            5.0%                   162,534             167,410             172,433
          Administration                       10.0%                   325,404             335,166             345,221
          Activities                            2.0%                    65,081              67,033              69,044
          Marketing                             3.0%                    97,621             100,550             103,566
          Plant Operations                     12.5%                   406,755             418,957             431,526
          Housekeeping                          3.0%                    97,621             100,550             103,566
          Dietary                             $12.50/PRD               768,575             791,632             815,381
          Assisted Living                     $25.00/PRD               328,050             337,892             348,029
          Replacement Reserves               $600/Unit                 107,524             110,750             114,073
                                                                   -----------         -----------         -----------

Total Expenses                                                     $ 2,494,989         $ 2,569,839         $ 2,646,934
                                                                         (76.8)%             (76.8)%             (76.8)%

Projected Net Income Before Debt Service                           $   755,697         $   778,367         $   801,718
                                                                   ===========         ===========         ===========